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                                                                    Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement (the "Registration Statement") on Form S-4 of New RC, Inc. of our report dated March 14, 2001 relating to the balance sheet of New RC, Inc., which appears in such Registration Statement.

We also consent to the incorporation by reference in the Registration Statement of our report dated January 19, 2001 relating to the Potomac Electric Power Company ("Pepco") financial statements for the year ended December 31, 2000, which appears in Pepco's Current Report on Form 8-K dated January 25, 2001.

We also consent to the incorporation by reference in the Registration Statement of our report dated January 21, 2000 relating to the Pepco financial statement schedule, which appears in Pepco's Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the heading "Experts" in the Registration Statement.


PricewaterhouseCoopers LLP
Washington, DC
March 14, 2001